UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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P.O. Box 224866

Dallas, Texas 75222-4866

SUPPLEMENT NO. 2, DATED SEPTEMBER 15, 2025, TO PROXY STATEMENT FOR THE

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 23, 2025

YOUR VOTE IS VERY IMPORTANT

This supplement (this “Supplement”) supplements the disclosures contained in the definitive proxy statement of DallasNews Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2025, relating to the Company’s Special Meeting of Shareholders to be held at 10:00 a.m. Central Time on Tuesday, September 23, 2025 (the “Special Meeting”), as previously supplemented by that certain Supplement No. 1, dated August 26, 2025 (the “Proxy Statement”). This Supplement should be read in conjunction with the Proxy Statement. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls. The information contained in this Supplement speaks only as of September 15, 2025, unless the information specifically indicates that another date applies.

The purpose of the Special Meeting is to consider and vote upon, among other things, a proposal to approve (i) the Agreement and Plan of Merger, dated as of July 9, 2025 (as amended on dated July 27, 2025, and including the plan of merger set forth therein, the “Merger Agreement,” and the Merger Agreement, as further amended as described herein, the “Amended Merger Agreement”), by and among the Company, Hearst Media West, LLC (“Parent”), Destiny Merger Sub, Inc. (“Merger Sub”), and, solely for the purposes specified therein, Hearst Communications, Inc. (“Hearst Communications”), under which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, (ii) the Merger and (iii) the other transactions contemplated by the Amended Merger Agreement (such proposal, the “Merger Proposal”).

Upon consummation of the Merger, each share of Series A common stock of the Company (the “Series A Common Stock”) and each share of Series B common stock of the Company (the “Series B Common Stock” and, together with the Series A Common Stock, the “Common Stock”) that is outstanding immediately prior to the effective time of the Merger (other than certain shares as set forth in the Merger Agreement) will automatically be cancelled and extinguished and automatically converted into the right to receive an amount in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes.

On September 14, 2025, the Company, Merger Sub, Parent and Hearst Communications entered into the Second Amendment to Agreement and Plan of Merger (the “Second Amendment”), pursuant to which the Merger Consideration was increased by $1.50 in cash per share. As such, under the terms of the Amended Merger Agreement, each holder of shares of Common Stock outstanding immediately prior to the effective time of the Merger (other than certain shares as set forth in the Merger Agreement) will receive in the Merger $16.50 in cash per share, without interest and less any applicable withholding taxes.

After careful consideration, the Board of Directors of the Company, by unanimous vote, has (1) determined that the Amended Merger Agreement, the Merger and the other transactions contemplated by the Amended Merger Agreement are fair to and in the best interests of the Company and its shareholders, (2) approved and declared advisable the Amended Merger Agreement, the Merger and the other transactions contemplated by the Amended Merger Agreement, and (3) recommended that the shareholders approve the Amended Merger Agreement, the Merger and the other transactions contemplated by the Amended Merger Agreement.

Shareholders that previously voted “FOR” the Merger Proposal do not need to vote again unless they wish to change their vote. Shareholders that previously voted against or abstained on the Merger Proposal or that did not vote are strongly recommended to vote “FOR” the Merger Proposal and the certain value of $16.50 per share in cash, without interest and less any applicable withholding taxes. A WHITE proxy card is included with this Supplement.

The date of this Supplement is September 15, 2025.

EXPLANATORY NOTE

Except as described in this Supplement and that certain Supplement No. 1, dated August 26, 2025, the information provided in the Proxy Statement, dated August 15, 2025, previously mailed to shareholders of the Company on or about August 18, 2025, continues to apply. This Supplement, the annex to this Supplement and the documents referred to in this Supplement should be read in conjunction with the Proxy Statement, the annexes to the Proxy Statement and the documents referred to in the Proxy Statement, each of which should be read in its entirety. To the extent that information in this Supplement differs from, updates or conflicts with information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the information in the Proxy Statement. If you need another copy of the Proxy Statement, please contact one of our proxy solicitors at:

D.F. King & Co., Inc.

28 Liberty Street, FL 53

New York, NY 10005

Toll-Free: (866) 416-0577

Email: DALN@dfking.com

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Toll-Free: (844) 343-2621

Email: info@okapipartners.com

The Proxy Statement may also be found at www.sec.gov.

In this Supplement, the terms “we,” “us,” “our,” “DallasNews” and the “Company” refer to DallasNews Corporation and, where appropriate, its subsidiaries. In addition, capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

This Supplement, together with the accompanying WHITE proxy card, is being distributed to shareholders of the Company who are entitled to vote at the Special Meeting, which will be held in the auditorium of the Company’s corporate headquarters located at 1954 Commerce Street, Dallas, Texas 75201 at 10:00 a.m., Central Time on Tuesday, September 23, 2025. All holders of record of Common Stock at the close of business on August 14, 2025 (which we refer to as the “record date”) are entitled to vote at the Special Meeting and any adjournments or postponements thereof.

We urge you to read carefully this Supplement, together with the Proxy Statement.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the Amended Merger Agreement, the Special Meeting and the Merger. This section does not contain all of the information that is important to you. We urge you to read both this Supplement and the Proxy Statement carefully, including the information we incorporated by reference in the Proxy Statement.

Q:	Why am I receiving this Supplement?
A:

We are sending you this Supplement to the Proxy Statement because on September 14, 2025, the parties to the Merger Agreement entered into the Second Amendment. This Supplement provides information on the Amended Merger Agreement and updates the Proxy Statement that was previously mailed to you on or about August 18, 2025.

Q:	What are the significant changes in the Amended Merger Agreement?
A:

The Second Amendment increases the Merger Consideration that each shareholder will have a right to receive upon the consummation of the Merger from $15.00 per share to $16.50 per share. For each share of Common Stock that you own immediately prior to the effective time of the Merger, you will receive $16.50 in cash, without interest and less any applicable withholding taxes.

Q:	How does the per share price compare to the pre-announcement trading price of the Series A Common Stock?
A:

The Merger Consideration represents a premium of approximately 276% over the $4.39 closing price per share of Series A Common Stock on July 9, 2025, the last full trading day before the Company announced the Merger Agreement.

Q:	Does the Board support the adoption of the Amended Merger Agreement?
A:

Yes. The Board believes that the Merger and the other transactions contemplated by the Amended Merger Agreement are in the best interests of the Company’s shareholders, and unanimously recommends that you vote at the Special Meeting:

• “FOR” the Merger Proposal;
•

“FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger; and

•

“FOR” the proposal to approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies to vote in favor of the Merger Proposal, in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal or to establish a quorum.

Q:	What do I do if I have already submitted my proxy vote?

A:

First, carefully read and consider the information contained in this Supplement, including the annex, and the Proxy Statement. If you have already delivered a properly executed WHITE proxy card, you will be considered to have voted on the Amended Merger Agreement, and you do not need to do anything unless you wish to change your vote.

Holders of shares that previously voted “FOR” the Merger Proposal do not need to vote again unless they wish to change their vote. Holders of shares that previously voted against or abstained on the Merger Proposal or that did not vote are strongly recommended to vote “FOR” the Merger Proposal and the certain value of $16.50 per share in cash, without interest and less any applicable withholding taxes.

Q:	Who can answer my questions?
A:	If you have more questions about the Special Meeting or the Merger, you should contact us at:

DallasNews Corporation

P.O. Box 224866

Dallas, Texas 75222-4866

Attention: Katy Murray

(214) 977-8869

You may also contact our proxy solicitors at:

D.F. King & Co., Inc.

28 Liberty Street, FL 53

New York, NY 10005

Toll-Free: (866) 416-0577

Email: DALN@dfking.com

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Toll-Free: (844) 343-2621

Email: info@okapipartners.com

If your broker holds your shares, you should also contact your broker for additional information.

UPDATE TO THE BACKGROUND OF THE MERGER

The Proxy Statement describes the background of the Merger up to and including August 12, 2025. The disclosure ending on page 48 of the Proxy Statement is hereby supplemented to update that description up to and including the date of this Supplement.

On August 15, 2025, the Company filed the Proxy Statement with the SEC. On or about August 18, 2025, the Company mailed the Proxy Statement to each shareholder as of the record date.

On August 19, 2025, MNG delivered to the Board a third letter setting forth an updated nonbinding proposal to acquire all of the issued and outstanding shares of Common Stock not already owned by MNG for $18.50 per share in cash (the “Third Alden Proposal”).

Consistent with its fiduciary duties, the Board carefully reviewed the Third Alden Proposal with the Company’s legal and financial advisors. This review included engagement with Mr. Decherd, who confirmed his intent to vote in favor of approval of the Merger Agreement, and reiterated that there was no scenario in which he would vote in favor of a sale of the Company to Alden or its affiliates. On August 25, 2025, the Board held a special meeting to discuss the Third Alden Proposal. In light of Mr. Decherd’s strong opposition to any transaction with Alden, and the fact that Mr. Decherd’s support, as the owner of a majority of the voting power of the Common Stock, is necessary to obtain the requisite shareholder approval for such a transaction, the Board determined that the transaction contemplated by the Third Alden Proposal was not reasonably likely to be consummated and, as a result, did not constitute a Superior Proposal and was not reasonably likely to lead to a Superior Proposal. The Board reaffirmed its recommendation that shareholders vote to approve the Merger Agreement.

On August 29, 2025, Glass, Lewis & Co., a leading independent proxy advisory firm, recommended that the Company’s shareholders vote FOR the Merger.

The Board held a special meeting on September 8, 2025 to discuss, among other things, the results of ongoing shareholder voting. At such meeting, the Board determined that, to facilitate obtaining the requisite shareholder approval to complete the Merger, it was in the best interests of the Company and its shareholders to approach Hearst regarding an increase in the Merger Consideration. Accordingly, the Board authorized and directed Mr. Moise to negotiate, on behalf of the Company, an increase to the Merger Consideration.

Later on September 8, 2025, Mr. Moise contacted Mr. Johnson to discuss a potential increase in the Merger Consideration.

Also on September 8, 2025, Institutional Shareholder Services Inc., a leading independent proxy advisory firm, recommended that the Company’s shareholders vote FOR the Merger.

Between September 8, 2025 and September 14, 2025, members of Company management and the Company’s representatives continued discussions with Hearst management and Hearst’s representatives regarding the status of the shareholder solicitation and a potential increase in the Merger Consideration.

On September 14, 2025, the Board held a special meeting at which Ms. Murray and representatives of Haynes Boone and JPM were present. Mr. Moise, Ms. Murray and representatives of Haynes Boone and JPM updated the Board on (i) their recent discussions with representatives of Hearst, particularly with respect to the Company’s request for an increase in the Merger Consideration, and (ii) the status of shareholder voting. Mr. Moise noted for the Board that Hearst management indicated that, in order to facilitate obtaining the requisite shareholder approval  to complete the Merger, Hearst would be willing to increase the Merger Consideration to $16.50 per share, but that this increase represented Hearst’s best and final increase and that the Company should not expect any further increases. The Board reviewed a draft of the Second Amendment to the Merger Agreement, which reflected an increase in the Merger Consideration from $15.00 per share to $16.50 per share. Following discussion, and considering Hearst’s statement that there would be no further increases to the Merger Consideration, the Board approved the Second Amendment and recommended that shareholders approve the Amended Merger Agreement, the Merger and the other transactions contemplated by the Amended Merger Agreement.

In the evening of September 14, 2025, the Company, Merger Sub, Parent and Hearst Communications executed the Second Amendment.

On September 15, 2025, the Company issued a press release announcing the execution of the Second Amendment and the Board’s recommendation that shareholders vote to approve the Amended Merger Agreement.

Annex A

Second Amendment to Agreement and Plan of Merger

SECOND AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of September 14, 2025, is made and entered into by and among Hearst Media West, LLC, a Delaware limited liability company (“Parent”), Destiny Merger Sub, Inc., a Texas corporation (“Merger Sub”), DallasNews Corporation, a Texas corporation (the “Company”), and, solely for purposes of Section 9.17 of the Merger Agreement (as defined below), Hearst Communications, Inc., a Delaware corporation (“Guarantor”). Parent, Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party”. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the Parties and Guarantor are party to that certain Agreement and Plan of Merger, dated as of July 9, 2025 (as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of July 27, 2025, the “Merger Agreement”); and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth herein and in accordance with Section 9.3 of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Merger Agreement in the following respects:

1. Amendment to the Merger Agreement. In accordance with Section 9.3 of the Merger Agreement, the Parties agree that Section 2.7(a)(iii) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“each Share that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) shall automatically be cancelled and extinguished and automatically converted into the right to receive $16.50 in cash per Share, without interest (the “Per Share Price”), less any amounts entitled to be deducted or withheld in accordance with Section 2.11, and shall cease to be outstanding or exist.”

2. Ratification; Entire Agreement.  This Amendment will not affect any terms of the Merger Agreement other than those amended by this Amendment and is only intended to amend, alter or modify the Merger Agreement as expressly stated herein. Except as amended by this Amendment, the Merger Agreement remains in full force and effect, enforceable against each of the Parties and the Guarantor, and is hereby ratified and acknowledged by each of the Parties and the Guarantor. The Merger Agreement, as amended by this Amendment, constitutes the entire agreement among the parties to this Amendment with respect to the subject matter of this Amendment, supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter of this Amendment, and may not be amended, supplemented or changed orally but only by an agreement in writing signed by the party or parties against whom enforcement is sought and making specific reference to this Amendment. If there are any conflicts between this Amendment and the Merger Agreement, then this Amendment will govern and control.

3. Miscellaneous.  The provisions set forth in Article 9  (General Provisions) of the Merger Agreement are hereby incorporated by reference and shall apply to this Amendment mutatis mutandis as if such provisions were fully set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed on its behalf as of the date first written above.

PARENT:

HEARST MEDIA WEST, LLC

By: /s/ Jeffrey M. Johnson

Name: Jeffrey M. Johnson

Title:   President

MERGER SUB:

DESTINY MERGER SUB, INC.

By: /s/ Jeffrey M. Johnson

Name: Jeffrey M. Johnson

Title:   President

COMPANY:

DALLASNEWS CORPORATION

By: /s/ Katy Murray

Name: Katy Murray

Title:   President

Solely for purposes of Section 9.17:

GUARANTOR:

HEARST COMMUNICATIONS, INC.

By: /s/ Jeffrey M. Johnson

Name: Jeffrey M. Johnson

Title:   President